EXHIBIT 4.3

                               (GRAPHIC OMITTED)

No.                                                             $
    ---------------                                             ----------------


                         RAVEN MOON INTERNATIONAL, INC.
                 Two-Year 12% Convertible Subordinated Debenture
                                    Series A
                      Date of Issue , ________________2000
                         To_____________________________

     Raven Moon International, Inc., a corporation duly organized and existing under the laws of the State of Florida, hereinafter referred to as the Company, for value received, hereby promises to pay to the registered holder hereof, the principal sum shown above on the second anniversary date from the date of issue, upon presentation and surrender of this Debenture at the office or agency of the Company in Orlando, Florida, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon at such office or agency from the date hereof at the rate of 12% per annum, Quarterly in arrears, in like coin or currency, on the first anniversary date from the date of issue, until payment of such principal sum has been made or provided for.

     1. Series. This Debenture is one of a duly authorized issue of debentures of the Company designated at its Two-Year 12% Convertible Subordinated Debentures Due ____________ , hereinafter referred to as the Debentures, limited to the aggregate principal amount of $1,000,000.

     2. Conversion. The holder of this Debenture has the right, and option, at any time prior to maturity (except that, in case this Debenture shall be called for redemption, such right shall terminate at the close of business on the second business day prior to the date fixed for redemption as provided in the Indenture), to convert the principal amount hereof into Common Shares of the Company, as such shares shall be constituted as the date of conversion, at the original conversion price, which shall be seventy percent (70%) of the average sale price of the Company's common stock, as determined by the Company, during the first five days of active market trading after issuance of this Debenture, upon surrender of this Debenture, at the office or agency of the Company in Orange County, Florida, accompanied by written notice of conversion and, if this Debenture be registered as to principal, accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by the registered holder or his duly authorized attorney. No adjustments in respect of interest or dividends will be made upon any conversion. No fractional shares or scrip representing fractional shares will be issued upon any conversion, but an adjustment in cash will be made, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Debenture or Debentures for conversion.

     3. Warrants., The Holder of this Convertible Debenture shall be given a Warrant Certificate, which will entitle the Holder to purchase a total number of shares of Common Stock of the Company for each dollar invested in this Convertible Debenture at the average sale price of the Company's common stock, as determined by the Company, during the first five days of active market trading, at any time prior to expiration on _______________, 2002. Other terms and conditions of this Warrant shall be governed by a Warrant Agreement between the Company and the Warrant Agent dated __________________, 2000.

     4. Subordination. The indebtedness evidenced by the Debentures is subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of this Indenture or thereafter incurred, and each holder of this Debenture, by his acceptance hereof or thereof, agrees to and shall be bound by this subordination provision.

     5. Default. In case an Event of Default shall have occurred and be continuing, and not remedied within ninety (90) days thereafter, the principal and all accrued interest shall become, due and payable, upon ninety (90) days after the date of such default.

     6. Supplemental indebtedness. The Company, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Debentures at the time outstanding, may subordinate this series of debentures to other corporate debt, provided that no such subordination shall (1) extend the fixed maturity of any Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or alter the rights of the holder hereof so as to affect adversely the terms of conversion of the Debentures into Common Shares, without the consent of the holder of each Debenture so affected, or (2) reduce the aforementioned percentage of Debentures, the consent of the holders of which is required for the execution of any such supplemental Indenture, without the consent of the holders of all Debentures then outstanding, or (3) change or eliminate so as to affect adversely the rights of holders of any Senior Indebtedness. Any consent or waiver by the holder of this Debenture as to any Senior Indebtedness shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and of any Debenture issued in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

     7. Principal obligation. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debenture at the place, at the respective times, at the rate, and in the currency herein prescribed.

     8. Single Debenture. The Debentures are issuable as a single debenture registerable as to principal only, and shall be exchangeable, prior to maturity, when delivered to the Company, for a like aggregate principal amount of Debentures of other authorized denominations.

     9. Redemptions. The Debentures may be redeemed prior to maturity, at the option of the Company, as a whole at any time or in part from time to time, at the office or agency of the Company in Orange County, Florida, upon the notice referred to below at the following redemption prices (expressed in percentages of principal amount) together with accrued interest to the date fixed for redemption:

           If Redeemed
             During the                                       Percentage of
             12-month                                         Principal
         Period Beginning                                     Amount
         ----------------                                     ------
         2001                                                 105
         2002                                                 103

     Notice of redemption to the holders of Debentures to be redeemed shall be given by publication of a notice of such redemption once a week for two successive calendar weeks (in each case on any business day of the week) in a newspaper printed in the English language, of general circulation in Orange County, Florida, and customarily published at least once a day on each business day of the year, whether or not such newspaper is published on Saturdays, Sundays, or legal holidays, the first such publication to be not later than 30th day, and not earlier than the 60th day, before the date fixed for redemption. A copy of such notice shall be mailed by the Company not later than the 30th day, and not earlier than the 60th day, before the date fixed for redemption to the registered holders of Debentures at their last addresses as they shall appear on the registration books, but failure to give such additional notice by mail, or any defect therein or in the mailing thereof, shall not affect the validity of the proceedings for the redemption of any of the Debentures.

     10. Transferability. This Debenture shall pass by assignment in the manner hereinafter provided. This Debenture shall be registered as to principal in the holder's name on the books of the Company at the office or agency to be maintained by the Company in Orange County, Florida, such registration being noted hereon, after which no transfer hereof shall be valid unless made at such office or agency by the registered holder hereof or by his attorney duly authorized in writing and similarly noted hereon without the written consent of the Company. This Debenture shall continue to be subject to successive registrations and transfers, at the option of the holder and upon notice to the Company thereof by the Company. This Debenture and the shares into which it may be converted have not been registered and may be transferred only under an exemption from registration under the Securities Act of 1933 and applicable state law.

     11. Holder deemed owner. The Company and paying agent, any conversion agent, and any Debenture registrar may deem and treat the assignee hereof, or if registered as to principal, the registered holder hereof, as the absolute owner of this Debenture, as the case may be, for the purpose of receiving payment hereof or thereof or on account hereof or thereof and for all other purposes, and neither the Company nor any paying agent nor any conversion agent nor any Debenture registrar shall be affected by any notice to the contrary.

     12. Corporate obligation. No recourse under or upon any obligation, covenant, or agreement contained in this Debenture, or for any claim based thereon or otherwise in respect thereof, shall be had against any promoter, subscriber to shares, incorporator, shareholder, officer, or director, as such, past, present, or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation or through any trustee, receiver, or any other person, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Debenture is solely a corporate obligations of the Company, and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such promoter, subscriber, incorporator, shareholder, officer, or director, as such, are hereby expressly waived and released by every holder hereof by the acceptance of this Debenture and as a part of the consideration for the issue hereof.

     13. Authentication. This Debenture shall not become valid or obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Company or its designated representative.

     In witness whereof Raven Moon International, Inc. has caused this Debenture to the signed in its name by the signature or facsimile signature of its President and has caused a facsimile of its corporate seal to be hereto affixed and attested by the signature or facsimile signature of its Secretary, and coupons bearing the facsimile signature of its Treasurer to be annexed hereto.

Dated:
      ----------------------------

                                            Raven Moon International, Inc.

(Facsimile Seal)
                                            By:
                                               --------------------------------
                                               President


                                            Attest:
                                                   ----------------------------
                                                   Secretary